EXHIBIT 4.3

                                 PROMISSORY NOTE

$XXX,XXX                                                            XXX  X, 2005
                                                                   Austin, Texas

         FOR VALUE RECEIVED, SecureCARE Technologies, Inc., a Nevada corporation, whose address is 3001 Bee Caves Road - Suite 150, Austin, TX 78746 (herein after the "Maker" or the "Company") promises to pay to the order of XXXXXXX in lawful money of the United States of America, the principal amount of XXXXXX ($XXX,XXX) Dollars together with interest at the rate of One (1%) per cent per month on a date which is the earlier of: (i) ninety days from the date hereof; and (ii) the date on which the Company receives net proceeds of no less than $2,000,000 from a debt or equity financing. On or prior to the maturity date, the holder may, in writing no less than one week prior to the Maturity Date, elect to convert the total principle amount and accrued interest due on this Promissory Note to equity (the "Conversion Option") at a conversion price equal to the price established and approved by the Board of Directors on the next round of debt or equity financing.

         In the event the principal and interest hereunder shall remain unpaid after ninety days from the date hereof, the interest rate will increase to one and one-half (1.5) percent per month as long as any portion of the note is outstanding. If the holder of the note elects the Conversion Option, the holder will forfeit his right to receive the additional one-half (0.5) percent interest that is to accrue after the maturity date, if the note is not repaid. Payments of installments of interest made in common stock shall be deemed timely made if the Company shall have instructed its transfer agent to issue the common stock to the Holder prior to the due date of the installment and the Company proceeds in good faith to effect such issuance. In the event of default in any payment due under this convertible promissory note, which remains unpaid for a period of ten days or more, the principal and accrued interest amount shall immediately become due and payable without any further demand or request.

         If any payment of principal or interest on this Note becomes due and payable on a Saturday, Sunday or public holiday under the laws of the State of Texas, the due date hereof shall be extended to the next succeeding full business day. All payments received by the holder shall be applied first to the payment of accrued interest and then to principal.

         This Note together with the interest thereon may be prepaid in whole or in part at any time, but each prepayment shall be in whole number multiples of $1,000 or such lesser amount as may then remain outstanding on this Note. All prepayments shall be applied to first to accrued interest and thereafter to principal.

         In the event that this Note shall be placed in the hands of an attorney for collection by reason of any default hereunder, the undersigned agrees to pay reasonable attorney's fees and disbursements and other reasonable expenses incurred by the payee in connection with the collection of this Note.

         The rights, powers and remedies given to the payee under this Note shall be in addition to all rights, powers and remedies given to it by virtue of any statute or rule of law.

         Any forbearance, failure or delay by the payee in exercising any right, power or remedy under this Note or otherwise available to the payee shall not be deemed to be a waiver of such right, power or remedy, nor shall any single or partial exercise of any right, power or remedy preclude the further exercise thereof.
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         No modification or waiver of any provision of this Note shall be effective unless it shall be in writing and signed by the payee, and any such modification or waiver shall apply only in the specific instance for which given.

         This Note and the rights and obligations of the parties hereto, shall be governed, construed and interpreted according to the laws of the State of Texas wherein it was negotiated and executed, and the undersigned consents and agrees that the State and Federal Courts which sit in the State of Texas and the County of Travis shall have exclusive jurisdiction of all controversies and disputes arising hereunder.

         The undersigned waives the right in any litigation with the payee to trial by jury.

         The term "payee" as used herein shall be deemed to include the payee and its successors, endorsees and assigns.

         The undersigned hereby jointly and severally waive presentment, demand for payment, protest, notice or protest and notice of non-payment hereof.


                                       SecureCARE Technologies, Inc.


                                       By: /s/ NEIL BURLEY
                                           -------------------------------------
                                           Neil Burley, CFO